Exhibit 23


                         Consent of Independent Auditors


To the Board of Directors
American Fire Retardant Corp.

         We hereby consent to the incorporation by reference in this Registration Statement of American Fire Retardant Corp. on Form S-8, of our report dated April 11, 2002 of American Fire Retardant Corp. for the year ended December 31, 2001, and to all references to our firm included in this registration statement.


/s/HJ Associates & Consultants, LLP

HJ Associates & Consultants, LLP
Salt Lake City, Utah

September 24, 2002